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                                                                 EXHIBIT (8)(d)


                                AMENDMENT NO. 3
                                       TO
                               CUSTODIAN CONTRACT


Pursuant to paragraph 17 of the Custodian Contract dated November 8, 1991 between AIM International Funds, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"), the Fund hereby requests that the Custodian render services as custodian to the following additional portfolios:

                 AIM Asian Growth Fund
                 AIM European Development Fund

Please indicate acceptance of this addition by signing and returning this Amendment to our offices at Eleven Greenway Plaza, Suite 100, Houston, Texas 77046.



Effective Date: November 1, 1997


                                       AIM INTERNATIONAL FUNDS, INC.


Attest:  /s/ STEPHEN I. WINER          By: /s/ CAROL F. RELIHAN
        ---------------------------       ------------------------------------
          Assistant Secretary              Carol F. Relihan
                                           Senior Vice President

(SEAL)


                                       STATE STREET BANK AND TRUST COMPANY



Attest: /s/ ILLEGIBLE                  By: /s/ ILLEGIBLE
       ----------------------------       ------------------------------------
         Assistant Secretary                 Authorized Officer